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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2003

TMP Worldwide Inc.
(Exact name of issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-21571	13-3906555
(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue
New York, NY 10017
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (212) 351-7000

None.
(Former Name or Former Address, if Changed Since Last Report.)

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

  (a)
  Financial Statements.

  None.

  (b)
  Pro Forma Financial Information.

  None.

  (c)
  Exhibits

  99.1.
  Press Release of TMP Worldwide Inc. (the "Company") issued on April 29, 2003 relating to its first quarter earnings.

ITEM 9.    REGULATION FD DISCLOSURE.

        The following information is furnished under "Item 12. Results of Operations and Financial Condition," in accordance with SEC Release No. 33-8216.

        On April 29, 2003, the Company announced its financial results for the three months ended March 31, 2003. A copy of the press release issued by the Company relating thereto is furnished herewith as Exhibit 99.1.

        Included in the press release issued by the Company and furnished herewith as Exhibit 99.1 are certain non-GAAP financial measures. Historically, the Company's business has grown rapidly, both organically and through acquisitions. As a result of this growth, the Company has incurred costs to integrate, restructure and reorganize both existing and acquired businesses. The Company has historically presented certain non-GAAP financial measures to exclude these types of costs. Management of the Company believes such non-GAAP financial measures are useful to investors assessing the financial condition and results of operations of the Company's core business operations.

        (All other items on this report are inapplicable.)

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TMP WORLDWIDE INC. (Registrant)
By:	/s/ MICHAEL SILECK Michael Sileck Chief Financial Officer

Dated: April 30, 2003

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
ITEM 9. REGULATION FD DISCLOSURE.
SIGNATURES